Exhibit 4.6

DESCRIPTION OF THE REGISTRANT'S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Land Corporation (which we refer to as “we,” “us,” or the “Company”) has three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our common stock, par value $0.001 per share (“common stock”); our 6.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”); and our 5.00% Series D Cumulative Term Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”). Our 6.375% Series A Cumulative Term Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), was registered under Section 12 of the Exchange Act as of December 31, 2020, but we subsequently redeemed all of the outstanding shares of the Series A Preferred Stock on February 12, 2021. Our 6.00% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), is not registered under Section 12 of the Exchange Act.

We collectively refer to our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock as our “Preferred Stock,” where appropriate. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Annual Report on Form 10-K to which this Description of Securities is an exhibit.

DESCRIPTION OF CAPITAL STOCK
General

Our authorized capital stock consists of 100,000,000 shares of capital stock, $0.001 par value per share, 63,944,073 of which are classified as common stock, 6,456,065 of which are classified as Series B Preferred Stock, 25,999,862 of which are classified as Series C Preferred Stock and 3,600,000 of which are classified as Series D Preferred Stock. Prior to the redemption of our Series A Preferred Stock on February 12, 2021, 2,000,000 shares of our capital stock were classified as Series A Preferred Stock. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of capital stock into other classes or series of stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, as amended, each of which has been filed with the Securities and Exchange Commission, as well as applicable provisions of the General Corporation Law of the State of Maryland (the “MGCL”).

Meetings and Special Voting Requirements

An annual meeting of the stockholders is held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be brought before the stockholders. Special meetings of stockholders may be called upon the request of our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors or by the written request of stockholders of record as of the request date entitled to cast not less than a majority of all votes entitled to be cast at such meeting, provided that the request is in the form and manner specified in our Bylaws. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting constitutes a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect any director.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Common Stock

We had 26,219,019 shares of our Common Stock issued and outstanding as of December 31, 2020.

Voting Rights

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, including our Preferred Stock, the holders of the common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

All shares of common stock offered and sold will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares, including our Preferred Stock, and to the provisions of our charter regarding restrictions on transfer of our shares.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

Certificates

Generally, we will not issue stock certificates. Shares of common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed transfer form. Upon the issuance of shares of common stock, we will send on request to each stockholder a written statement which will include all information that is required to be written upon stock certificates pursuant to the MGCL.

Transfer Agent and Registrar

The transfer and distribution paying agent and registrar for our common stock is Computershare, Inc.

Series A Preferred Stock

We had 1,150,000 shares of our Series A Preferred Stock issued and outstanding as of December 31, 2020. All of our outstanding shares of Series A Preferred Stock were voluntarily redeemed on February 12, 2021.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if, authorized by our Board of Directors (or a duly authorized committee of the Board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.375% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.59375 per share).

Dividends on the Series A Preferred Stock are cumulative from (but excluding) the date of original issue and are payable monthly in arrears. The first dividend was payable on September 30, 2016. Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors that is not more than 20 nor less than seven days prior to such dividend payment date.

Our Board of Directors will not authorize, declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest, and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends will be declared and paid or set apart for payment on any of our common stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of our common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Preferred Stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and all shares of capital stock that are equal in rank with Series A Preferred Stock (including shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), the amount which we have declared will be allocated ratably to the Series A Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series A

Preferred Stock as to dividends or upon liquidation, nor shall we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Holders of shares of the Series A Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above; however, if we fail to redeem or call for redemption the Series A Preferred Stock pursuant to the mandatory redemption required on September 30, 2021, the dividend rate on the Series A Preferred Stock will increase by 3.0% per share per annum to 9.375%, until such shares are redeemed or called for redemption. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

Redemption

Mandatory Redemption

We are required to provide for the mandatory redemption of the Series A Preferred Stock on September 30, 2021 at a redemption price of $25.00 per share plus an amount equal to accumulated but unpaid dividends thereon up to but excluding September 30, 2021.

Optional Redemption

The Series A Preferred Stock have been redeemable since September 30, 2018. In addition, in order to ensure that we will continue to meet the requirements for qualification as a REIT, the Series A Preferred Stock are subject to provisions in our Charter pursuant to which shares of our capital stock owned by a stockholder in excess of 3.3% (or 9.8% in the case of certain Qualified Institutional Investors (as defined in the Charter)) in value of the aggregate of the outstanding shares of capital stock of the Company will be transferred in trust pursuant to Section 7.2.1 of the Charter.

On and after September 30, 2018, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders will be entitled to the redemption price thereon to, but excluding the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected ratably by lot or by any other fair and equitable method that the Board may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). However, the foregoing shall not prevent us from purchasing shares pursuant to our Charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (A) the date for redemption; (B) the number of Series A Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to affect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Preferred Stock at the close of business on that record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the Series A Preferred Stock, unless we have exercised our option to redeem such Series A Preferred Stock as described above, holders of the Series A Preferred Stock will have the right to require us to redeem (a “Change of Control Redemption”) the Series A Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed to holders of the Series A Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series A Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•redeem all Series A Preferred Stock or portions of Series A Preferred Stock properly tendered pursuant to the applicable Change of Control Redemption;

•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Series A Preferred Stock properly tendered; and

•deliver or cause to be delivered to the paying agent the Series A Preferred Stock properly accepted together with an officers’ certificate stating the Series A Preferred Stock being redeemed.

We will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series A Preferred Stock properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series A Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series A Preferred Stock, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Redemption provisions of the Series A Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series A Preferred Stock at the option of the holders, the following definitions are applicable.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any Person, other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (A) was a member of such Board of Directors on the date the Series A Preferred Stock was issued or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of preferred stock equal in rank with the Series A Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of preferred stock equal in rank with the Series A Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Rank

With respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, the Series A Preferred Stock ranks:

•senior to all classes or series of our Common Stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

•on a parity with all other equity securities we may issue, the terms of which specifically provide that such equity securities rank on a parity with our Series A Preferred Stock with respect to dividends and liquidation (including shares of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock);

•junior to any other class or series of our capital stock the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

•junior to all our existing and future indebtedness.

Voting Rights

Holders of the Series A Preferred Stock are not entitled to any voting rights, except as described below.
Whenever dividends on any shares of Series A Preferred Stock are in arrears for 18 or more consecutive months (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our Board of Directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Preferred Stock and shares of preferred stock equal in rank with the Series A Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and preferred stock equal in rank with the Series A Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series A Preferred Stock shall be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected shall terminate. Any director so elected may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Transfer Agent and Registrar

Prior to the redemption of shares of our Series A Preferred Stock, the transfer agent and registrar for the Series A Preferred Stock was Computershare, Inc.

Series B Preferred Stock

We had 5,956,065 shares of our Series B Preferred Stock issued and outstanding as of December 31, 2020.

Dividends

Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our Board of Directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.50 per share). Holders of the Series B Preferred Stock are not eligible to participate in the Company’s dividend reinvestment plan. Dividends on shares of the Series B Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series B Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance. Dividends are payable monthly in arrears on such date as our Board of Directors may designate to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors and will be a date that is prior to the dividend payment date.

Our Board of Directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series B Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our Board of Directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series B Preferred Stock will not bear interest, and holders of the Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series B Preferred Stock and all shares of capital stock that are equal in rank with Series B Preferred Stock (including shares of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), the amount which we have declared will be allocated ratably to the Series B Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series B Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series B Preferred Stock as to dividends or upon liquidation, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or equal with the Series B Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Ranking

The Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•on parity with our Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

•junior to any future class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•junior to all of our existing and future indebtedness.

Redemption by Stockholders

Optional Redemption Following Death of a Holder

Subject to the restrictions described under “-Stockholder Redemption Option,” and the terms and procedures described below under “-Redemption Procedures,” commencing on the date of original issuance and terminating upon the listing of the Series B Preferred Stock on Nasdaq or another national securities exchange, shares of Series B Preferred Stock held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series B Preferred Stock on the Death Redemption Date, which is the tenth calendar day following delivery of such holder’s estate’s request to redeem shares of the Series B Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day.

Stockholder Redemption Option

Subject to the restrictions described herein, and the terms and procedures described below under “-Redemption Procedures,” commencing on the date of original issuance (or, if after the date of original issuance our Board of Directors suspends the redemption program of the holders of the Series B Preferred Stock, on the date our Board of Directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our Board of

Directors, by resolution, suspends or terminates the redemption program, and (2) the date on which shares of the Series B Preferred Stock are listed on Nasdaq or another national securities exchange, holders of the Series B Preferred Stock may, at their option, require us to redeem any or all of their shares of Series B Preferred Stock for a cash payment of $22.50 per share of Series B Preferred Stock on the Stockholder Redemption Date, which is the tenth calendar day following delivery of such holder’s request to redeem shares of the Series B Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day. The maximum dollar amount that we will make available each calendar year to redeem shares of Series B Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares of Series B Preferred Stock is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption; and is also limited to the extent our Board of Directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of a Stockholder Redemption Notice but prior to the corresponding Stockholder Redemption Date.

Redemption Procedures

To require us to redeem shares of Series B Preferred Stock, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series B Preferred Stock are requested to be redeemed, (2) the number of shares of Series B Preferred Stock requested to be redeemed, (3) the name of the broker dealer who holds the shares of Series B Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be redeemed.

If, as a result of the limitations described under “-Stockholder Redemption Option,” the optional redemption right has not been suspended or terminated but fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series B Preferred Stock for which each holder timely submitted a notice of redemption. If a Stockholder Redemption Date is also a Death Redemption Date, the limitations described under “-Stockholder Redemption Option” shall first be applied to any redemption requested upon the death of the holder and then to shares to be redeemed pursuant to the Stockholder Redemption Option.

Upon any redemption of shares of Series B Preferred Stock, the holder thereof will also be entitled to receive a sum equal to all accumulated and unpaid dividends on such shares to, but excluding, the applicable Stockholder Redemption Date or Death Redemption Date (unless such Stockholder Redemption Date or Death Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series B Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series B Preferred Stock that are redeemed on such Stockholder Redemption Date or Death Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Stockholder Redemption Date or Death Redemption Date, as the case may be). Upon the redemption of any shares of Series B Preferred Stock, such shares of Series B Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series B Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the redeeming shares) will terminate.

We may suspend or terminate the redemption program at any time in our sole discretion.

Optional Redemption by the Company

Except in certain limited circumstances relating to maintaining our qualification as a REIT as described in “-Restrictions on Ownership and Transfer,” we cannot redeem the Series B Preferred Stock prior to the later of (1) first anniversary of the Termination Date and (2) June 1, 2022.

On and after the later of (1) first anniversary of the Termination Date and (2) June 1, 2022, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series B Preferred Stock to be redeemed must then surrender such Series B Preferred Stock at the place designated in the notice. Upon surrender of the Series B Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series B Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our Board of Directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series B Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series B Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of Series B Preferred Stock to be redeemed; (3) the CUSIP number for the Series B Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series B Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series B Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date, and the redemption price received by the holder on the redemption date will be $25.00 per share.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series B Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series B Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series B Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any other series of preferred stock equal in rank with the Series B Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series B Preferred Stock and such other series of preferred stock equal in rank with the Series B Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series B Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Voting Rights

Holders of the Series B Preferred Stock do not have any voting rights, except as described below.
Whenever dividends on any shares of Series B Preferred Stock are in arrears for 18 or more consecutive months (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series B Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our Board of Directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of Series B Preferred Stock or holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series B Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series B Preferred Stock and outstanding shares of preferred stock equal in rank with the Series B Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series B Preferred Stock and preferred stock equal in rank with the Series B Preferred Stock, voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series B Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of the outstanding shares of Series B Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights, by majority vote. These directors will each be entitled to one vote per director on any matter.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series B Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series B Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock. In addition (i) any increase in the number of authorized shares of Series B Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the Series B Preferred Stock is Computershare, Inc.

Series C Preferred Stock

We had 1,088,435 shares of our Series C Preferred Stock issued and outstanding as of December 31, 2020.

Dividends

Holders of shares of the Series C Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.50 per share). Generally, holders of the Series C Preferred Stock are not eligible to participate in the Company’s dividend reinvestment plan, except that each registered holder of at least one full share of Series C Preferred Stock will be automatically enrolled in our Series C Preferred Stock dividend reinvestment plan unless the stockholder opts out of the dividend reinvestment plan.

Dividends on shares of the Series C Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series C Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance. Dividends will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such other date as our Board of Directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors and will be a date that is prior to the dividend payment date.

Our Board of Directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series C Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our Board of Directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series C Preferred Stock will not bear interest, and holders of the Series C Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series C Preferred Stock and all shares of capital stock that are equal in rank with Series C Preferred Stock (including shares of the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock), the amount which we have declared will be allocated ratably to the Series C Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series C Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series C Preferred Stock as to dividends or upon liquidation, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or equal with the Series C Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Ranking

The Series C Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•on parity with our Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

•junior to any future class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•junior to all of our existing and future indebtedness.

Redemption by Stockholders

Optional Redemption Following Death of a Holder

Subject to the restrictions described under “-Stockholder Redemption Option,” and the terms and procedures described below under “-Redemption Procedures,” commencing on the date of original issuance and terminating upon the listing of the Series C Preferred Stock on Nasdaq or another national securities exchange, shares of Series C Preferred Stock held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series C Preferred Stock on the Death Redemption Date, which is the tenth calendar day following delivery of such holder’s estate’s request to redeem shares of the Series C Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day.

Stockholder Redemption Option

Subject to the restrictions described herein, and the terms and procedures described below under “-Redemption Procedures,” commencing on the date of original issuance (or, if after the date of original issuance our Board of Directors suspends the redemption program of the holders of the Series C Preferred Stock, on the date our Board of Directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our Board of Directors, by resolution, suspends or terminates the redemption program, and (2) the date on which shares of the Series C Preferred Stock are listed on Nasdaq or another national securities exchange, holders of the Series C Preferred Stock may, at their option, require us to redeem any or all of their shares of Series C Preferred Stock for a cash payment of $22.50 per share of Series C Preferred Stock on the Stockholder Redemption Date, which is the tenth calendar day following delivery of such holder’s request to redeem shares of the Series C Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day. The maximum dollar amount that we will make available each calendar year to redeem shares of Series C Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares of Series C Preferred Stock is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption; and is also limited to the extent our Board of Directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of a Stockholder Redemption Notice but prior to the corresponding Stockholder Redemption Date.

Redemption Procedures

To require us to redeem shares of Series C Preferred Stock, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series C Preferred Stock are requested to be redeemed, (2) the number of shares of Series C Preferred Stock requested to be redeemed, (3) the name of the broker dealer who holds the shares of Series C Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be redeemed.

If, as a result of the limitations described under “-Stockholder Redemption Option,” the optional redemption right has not been suspended or terminated but fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series C Preferred Stock for which each holder timely submitted a notice of redemption. If a Stockholder Redemption Date is also a Death Redemption Date, the limitations described under “-Stockholder Redemption Option” shall first be applied to any redemption requested upon the death of the holder and then to shares to be redeemed pursuant to the Stockholder Redemption Option.

Upon any redemption of shares of Series C Preferred Stock, the holder thereof will also be entitled to receive a sum equal to all accumulated and unpaid dividends on such shares to, but excluding, the applicable Stockholder Redemption Date or Death Redemption Date (unless such Stockholder Redemption Date or Death Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series C Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series C Preferred Stock that are redeemed on such Stockholder Redemption Date or Death Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Stockholder Redemption Date or Death Redemption Date, as the case may be). Upon the redemption of any shares of Series C Preferred Stock, such shares of Series C Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series C Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the redeeming shares) will terminate.

We may suspend or terminate the redemption program at any time in our sole discretion.

Optional Redemption by the Company

Except in certain limited circumstances relating to maintaining our qualification as a REIT as described in “-Restrictions on Ownership and Transfer,” we cannot redeem the Series C Preferred Stock prior to the later of (1) first anniversary of the Termination Date and (2) June 1, 2024.

On and after the later of (1) first anniversary of the Termination Date and (2) June 1, 2024, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series C Preferred Stock to be redeemed must then surrender such Series C Preferred Stock at the place designated in the notice. Upon surrender of the Series C Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series C Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our Board of Directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series C Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series C Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchange for our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. Upon listing, if any, of the Series C Preferred Stock on Nasdaq or another national securities exchange, so long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series C Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of shares of Series C Preferred Stock to be redeemed; (3) the CUSIP number for the Series C Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series C Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series C Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series C Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date, each holder of shares Series C Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the dividend period for which such dividend payment date relates up to, but excluding, the redemption date.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series C Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series C Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series C Preferred Stock, all assets distributed to the holders of the Series C Preferred Stock and any other series of preferred stock equal in rank with the Series C Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series C Preferred Stock and such other series of preferred stock equal in rank with the Series C Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series C Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Voting Rights

Holders of the Series C Preferred Stock will not have any voting rights, except as described below.
Whenever dividends on any shares of Series C Preferred Stock are in arrears for 18 or more consecutive months (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series C Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our Board of Directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of Series C Preferred Stock or holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series C Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series C Preferred Stock and outstanding shares of preferred stock equal in rank with the Series C Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series C Preferred Stock and preferred stock equal in rank with the Series C Preferred Stock, voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series C Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of the outstanding shares of Series C Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights, by majority vote. These directors will each be entitled to one vote per director on any matter.

So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series C Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series C Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series C Preferred Stock. In addition (i) any increase in the number of authorized shares of Series C Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the Series C Preferred Stock is Computershare, Inc.

Listing

We intend to apply to list the Series C Preferred Stock on Nasdaq within one calendar year of the Termination Date (as defined in the Articles Supplementary setting forth the terms of the Series C Preferred Stock). There can be no assurance that a listing will be achieved in such timeframe, or at all.

Series D Preferred Stock

We had 2,415,000 shares of our Series D Preferred Stock issued and outstanding as of the date of the filing of the Annual Report on Form 10-K to which this exhibit is attached.

Dividends

Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if, authorized by our Board of Directors (or a duly authorized committee of the Board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 5.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.25 per share).

Dividends on the Series D Preferred Stock are cumulative from (but excluding) the date of original issue and are payable monthly in arrears. The first dividend will be payable on March 1, 2021. Dividends will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such date as our Board of Directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors and will be a date that is prior to the dividend payment date.

Our Board of Directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series D Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our Board of Directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series D Preferred Stock will not bear interest, and holders of the Series D Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series D Preferred Stock and all shares of capital stock that are equal in rank with Series D Preferred Stock (including shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), the amount which we have declared will be allocated ratably to the Series D Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series D Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends per share on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or on parity with the Series D Preferred Stock as to dividends or upon liquidation, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or on parity with the Series D Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Holders of shares of the Series D Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series D Preferred Stock as described above; however, if we fail to redeem or call for redemption the Series D Preferred Stock pursuant to the mandatory redemption required on January 31, 2026, the dividend rate on the Series D Preferred Stock will increase by 3.0% per share per annum to 8.0%, until such shares are redeemed or called for redemption. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series D Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

Redemption

Mandatory Redemption

We are required to redeem the Series D Preferred Stock on January 31, 2026 at a redemption price of $25.00 per share plus an amount equal to accumulated but unpaid dividends thereon up to but excluding January 31, 2026.

Optional Redemption

The Series D Preferred Stock will not be redeemable prior to January 31, 2023. However, in order to ensure that we will continue to meet the requirements for qualification as a REIT, the Series D Preferred Stock will be subject to provisions in our charter pursuant to which shares of our capital stock owned by a stockholder in excess of 3.3% (or 9.8% in the case of certain Qualified Institutional Investors (as defined in the charter)) in value of the aggregate of the outstanding shares of capital stock of the Company will be transferred in trust pursuant to the charter.
On and after January 31, 2023, at our sole option upon not less than 15 nor more than 60 days’ written notice, we may redeem shares of the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. If notice of redemption of any shares of Series D Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series D Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series D Preferred Stock, those shares of Series D Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected ratably by lot or by any other fair and equitable method that the Board may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series D Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment or deposited with the applicable paying agent for all past dividend periods), no shares of Series D Preferred Stock will be redeemed. However, the foregoing will not prevent us from purchasing shares pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 15 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (A) the date for redemption; (B) the number of Series D Preferred Stock to be redeemed; (C) the CUSIP number for the Series D Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series D Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series D Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to affect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series D Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Series D Preferred Stock, unless we have exercised our option to redeem such Series D Preferred Stock as described above, holders of the Series D Preferred Stock will have the right to require us to redeem (a “Change of Control Redemption”) the Series D Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed to holders of the Series D Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series D Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

We will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series D Preferred Stock properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series D Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series D

Preferred Stock, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Redemption provisions of the Series D Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series D Preferred Stock at the option of the holders, the following definitions are applicable.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any Person, other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (A) was a member of such Board of Directors on the date the Series D Preferred Stock was issued or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series D Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series D Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series D Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series D Preferred Stock, all assets distributed to the holders of Series D Preferred Stock and any other series of preferred stock on parity with the Series D Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series D Preferred Stock and such other series of preferred stock equal in rank with the Series D Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series D Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus an amount equal to any accumulated and unpaid dividends to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Rank

The Series D Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•on parity with our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series D Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

•junior to any future class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•junior to all of our existing and future indebtedness.

Voting Rights

Holders of the Series D Preferred Stock will not have any voting rights, except as described below.
Whenever dividends on any shares of Series D Preferred Stock are in arrears for 18 or more consecutive months (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series D Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our Board of Directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of Series D Preferred Stock or holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series D Preferred Stock upon which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series D Preferred Stock and outstanding shares of preferred stock equal in rank with the Series D Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series D Preferred Stock and such preferred stock equal in rank with the Series D Preferred Stock, voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series D Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series D Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the total outstanding shares of Series D Preferred Stock having the voting rights described above and outstanding shares of all classes of series of preferred stock entitled to like voting rights, voting separately as a single class. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of the total outstanding shares of Series D Preferred Stock when they have the voting rights described above and outstanding shares of all classes or series of preferred stock entitled to like voting rights, voting separately as a single class. These directors will each be entitled to one vote per director on any matter.

So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series D Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series D Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series D Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Stock. In addition (i) any increase in the number of authorized shares of Series D Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series D Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Conversion

The Series D Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Transfer Agent and Registrar

The transfer agent and registrar for the Series D Preferred Stock is Computershare, Inc.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of eight members. Our board is divided into three classes of directors. Directors of each class are elected for a term expiring at the third annual meeting following their election and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Our board of directors has the sole power to fill any vacancy on the board of directors and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

To qualify and maintain status as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. These requirements do not apply to us for our first taxable year for which we elect to be taxed as a REIT for federal income tax purposes. In order to assist our board of directors in becoming a REIT and preserving our status as a REIT, among other purposes, our charter contains ownership limits which prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 3.3% in value of our outstanding shares of capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of our outstanding shares of common stock, other than David Gladstone, who currently owns approximately 18.4% of our outstanding capital stock, and the Gladstone Future Trust, that currently owns approximately 5.6% of our outstanding capital stock, and certain qualified institutional investors who may own up to 9.8%.

The 3.3% ownership limit does not apply to any underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of our capital stock (or securities convertible or exchangeable for capital stock) in a public offering of our shares, only to the extent necessary to facilitate such offering.

Distributions

Distributions will be paid to stockholders as of the record date selected by our board of directors. We generally pay distributions on a monthly basis regardless of the frequency with which such distributions are declared. To qualify as a REIT, we are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Distributions are authorized at the discretion of our board of directors based on our earnings, cash flow and general financial condition. The directors’ discretion will be governed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later month and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder may, during normal business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders meetings, our annual statement of affairs and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record or beneficial holders of 5% of any class of our stock are entitled to inspect our books of accounts or a copy of our stockholder list upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request.

The rights of stockholders described above are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act. Rule 14a-7 provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock; or

•an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

•A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•a classified board of directors;

•a two-thirds vote requirement for removing a director;

•a requirement that the number of directors be fixed only by vote of the directors;

•a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•a majority requirement for the calling by stockholders of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) require a two-thirds vote for the removal of any director from the board, (c) vest in the board the exclusive power to fix the number of directorships and (d) require, unless called by our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast to call a special meeting. We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Amendments to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if approved and advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, convert into another entity, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions except for the charter amendments described above may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•pursuant to our notice of the meeting;

•by or at the direction of our board of directors; or

•by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•by or at the direction of our board of directors; or

•by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

In the future, we may issue additional securities, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an acquiring person statement), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by David Gladstone and any of his affiliates. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL; the classification of our board of directors; the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.